                                                                   Exhibit 11


                              MARSHALL & ILSLEY CORPORATION
                        COMPUTATION OF NET INCOME PER COMMON SHARE
                       (dollars in thousands,except per share data)

Primary:                                                    1994         1993         1992
                                                        -------------------------------------
   Weighted average common shares outstanding
      during each year                                   94,850,595   98,497,435   96,958,290

   Incremental shares relating to:

      Conversion of preferred stock                       3,095,181    1,962,900    1,962,900

      Dilutive stock options outstanding
         at end of each year and exercised
            during each year (1)                          1,474,294    2,212,026    2,107,742
                                                        -------------------------------------
Average number of common and common equivalent
   shares for primary net income per share               99,420,070  102,672,361  101,028,932
                                                        =====================================

Fully diluted:

   Weighted average common shares outstanding
      during each year                                   94,850,595   98,497,435   96,958,290

   Incremental shares relating to:

      Conversion of preferred stock                       3,095,181    1,962,900    1,962,900

      Dilutive stock options outstanding
         at end of each year and exercised
            during each year (2)                          1,523,584    2,594,292    2,543,839

      Conversion of convertible notes                     4,582,005    5,819,973    5,946,846
                                                        -------------------------------------
Average number of common and common equivalent
   shares for fully diluted net income per share        104,051,365  108,874,600  107,411,875
                                                        =====================================

Primary:

Income before extraordinary items and cumulative
   effect of changes in accounting principles               $94,398     $171,394     $156,401

Extraordinary items, net of income taxes                     11,542          -            -

Cumulative effect of changes in accounting principles,
   net of income taxes                                           -           -         (9,134)
                                                        -------------------------------------
Net income applicable to common shares                     $105,940     $171,394     $147,267
                                                        =====================================

Fully diluted:
Income before extraordinary items and cumulative
   effect of changes in accounting principles               $94,398     $171,394     $156,401

   Add: interest expense, less income tax effect
      on convertible notes                                    2,047        2,938        2,884
                                                        -------------------------------------
                                                             96,445      174,332      159,285

                                                                   Exhibit 11
                                                                   (continued)

                              MARSHALL & ILSLEY CORPORATION
                        COMPUTATION OF NET INCOME PER COMMON SHARE
                       (dollars in thousands,except per share data)

Primary:                                                    1994         1993         1992
                                                        -------------------------------------
Extraordinary items, net of income taxes                     11,542         -             -

Cumulative effect of changes in accounting principles,
   net of income taxes                                          -            -         (9,134)
                                                        -------------------------------------
Net income applicable to common shares                     $107,987     $174,332     $150,151
                                                        =====================================

Per common share amounts:

Primary:
   Income before extraordinary items and cumulative
      effect of changes in accounting principles              $0.95        $1.67        $1.55

   Extraordinary items                                         0.12           -            -

   Cumulative effect of changes in accounting principles         -            -         (0.09)
                                                        -------------------------------------
   Net income                                                 $1.07        $1.67        $1.46
                                                        =====================================

Fully diluted:
   Income before extraordinary items and cumulative
      effect of changes in accounting principles              $0.93        $1.60        $1.48

   Extraordinary items                                         0.11           -            -

   Cumulative effect of changes in accounting principles         -            -         (0.08)
                                                        -------------------------------------
   Net income                                                 $1.04        $1.60        $1.40
                                                        =====================================

(1) Based on treasury stock method using average market price.
(2) Based on treasury stock method using year-end market price, if higher than average market price for options outstanding at end of each year and market price at date of exercise for options exercised during each year.
